UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2020

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 20, 2020, Sorrento Therapeutics, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SmartPharm Therapeutics, Inc., a Delaware corporation (“SmartPharm”), SP Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and John C. Thomas, Jr., as representative of the stockholders of SmartPharm (the “Stockholders’ Representative”). The Merger Agreement provides for the merger of Merger Sub with and into SmartPharm (the “Merger”), with SmartPharm surviving as a wholly owned subsidiary of the Company.

The total value of the consideration payable to the holders of capital stock of SmartPharm (the “SmartPharm Stockholders”) in the Merger is up to an aggregate of $19.4 million, subject to certain adjustments (the “Consideration”).

Pursuant to the Merger Agreement, the Company will issue to the SmartPharm Stockholders up to an aggregate number of shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), equal to the Consideration (the “Shares”), based on a price per share equal to the average of the volume weighted average closing price per share of the Common Stock, as reported on The Nasdaq Stock Market LLC (“Nasdaq”) for the 11 consecutive trading days’ period beginning on August 13, 2020 and ending on August 27, 2020 (the “Stock Price”); provided that in no event shall such Stock Price be less than 80%, nor greater than 120%, of the closing price per share of the Common Stock, as reported on Nasdaq, on August 20, 2020; provided, further, that in the event the Company believes in its reasonable discretion that a SmartPharm Stockholder is not an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Company may, in its discretion, pay the portion of the Consideration payable to such SmartPharm Stockholder in the form of cash. A portion of the Consideration otherwise payable to the SmartPharm Stockholders will be set aside for expenses incurred by the Stockholders’ Representative and $1.94 million of the Shares otherwise issuable to the holders of SmartPharm common stock will be placed in escrow to satisfy certain rights of the Company, including indemnification rights, arising under the Merger Agreement.

The closing of the Merger is subject to the adoption of the Merger Agreement by the affirmative vote of holders of a majority of the outstanding shares of common stock and Series A preferred stock (on an as-converted basis) of SmartPharm, voting together as a single class. The closing of the Merger is also subject to various customary conditions, including the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers) and compliance with covenants and agreements in the Merger Agreement in all material respects.

The Merger Agreement contains customary representations, warranties and covenants of the Company and SmartPharm. Subject to certain customary limitations, the SmartPharm Stockholders have agreed to indemnify the Company and its officers, directors, employees and other authorized agents against certain losses related to, among other things, breaches of SmartPharm’s representations and warranties, certain specified liabilities and the failure to perform covenants or obligations under the Merger Agreement.

In connection with the Merger, the Company also agreed, pursuant to the Merger Agreement, to prepare and file a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) for the purpose of registering for resale the Shares. Under the Merger Agreement, the Company must file a registration statement with the SEC within 30 days of the closing of the Merger.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement that is filed herewith as Exhibit 2.1.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Merger Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02. Unregistered Sale of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Shares will be issued to accredited SmartPharm Stockholders in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each accredited SmartPharm Stockholder will represent that such accredited SmartPharm Stockholder is an “accredited investor,” as defined in Regulation D, and will acquire the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares have not been registered under the Securities Act and the Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Item 8.01. Other Events.

On August 20, 2020, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

2.1+	Agreement and Plan of Merger, dated August 20, 2020, by and among Sorrento Therapeutics, Inc., SP Merger Sub, Inc., SmartPharm Therapeutics, Inc. and John C. Thomas, Jr., as representative of the stockholders of SmartPharm Therapeutics, Inc.
99.1	Press Release dated August 20, 2020.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

+	Non-material schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: August 20, 2020	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer